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                                                                 Exhibit (10)(a)


                                                   PRICEWATERHOUSECOOPERS LLP
                                                   PricewaterhouseCoopers Center
                                                   300 Madison Avenue
                                                   New York NY 10017
                                                   Telephone (646) 471 3000
                                                   Facsimile (813) 286 6000



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in the Supplement constituting part of this Post-Effective Amendment No. 10 to the Registration Statement on Form N-4 (the "Registration Statement") of our report dated February 6, 2004, relating to the financial statements of New York Life Insurance and Annuity Corporation, and of our report dated February 18, 2004, relating to the financial statements of New York Life Insurance and Annuity Corporation Variable Annuity Separate Account-III, which appear in such Supplement.

/s/PricewaterhouseCoopers LLP
-----------------------------
PricewaterhouseCoopers LLP

New York, New York
November 2, 2004